  Exhibit 99.1

Pacific Energy Development Announces Appointment of H. Douglas Evans to Board of Directors and John J. Scelfo as Chairman of the Board of Directors

HOUSTON, TX / ACCESSWIRE / October 1, 2018 / PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE American: PED) (the "Company") today announced that, effective September 27, 2018, the Company appointed H. Douglas Evans to the Company's Board of Directors and existing Board member John J. Scelfo to serve as its Chairman. In addition, the Company announced that all of the members of the Board have agreed to accept no cash compensation for their service on the Board, with Messrs. Evans and Scelfo, as the independent members of theBoard, receiving as sole compensation, grants of 20,000 shares of restricted Company common stock each, Mr. Scelfo receiving an option exercisable at $2.19 per share for 120,000 shares of Company common stock, and Mr. Evans receiving an option exercisableat $2.19 per share for 100,000 shares of Company common stock, all vesting on the one year anniversary from the date each joined the Board. The Company's other two Board members, Dr. Simon Kukes and Mr. Ivar Siem, have agreed to accept no cash or equity compensation for their service on the Board, with Dr. Kukes also only receiving an annual salary of $1 as Chief Executive Officer of the Company.

Dr. Simon Kukes, CEO of the Company, commented, "Mr. Evans has over 40 years of experience in executive management positions with Gulf Interstate Engineering Company, one of the world's top pipeline design and engineering firms, including as its current Chairman and previously its President and Chief Executive Officer, and is a past President and current Board member of the International Pipe Line and Offshore Contractors Association, current Chairman of its Strategy Committee, and an active member of the Pipeline Contractors Association. Similarly, Mr. Scelfo brings nearly 40 years of executive and management experience at Hess Corporation, Dell Computer, Sirius Satellite Radio and Mobil Corporation, and currently serves as the principal and founder of investment firm JJS Capital Group. Mr. Evans' and Mr. Scelfo's leadership and experience on our Board will help us execute on our plans for future growth."

Mr. Scelfo, Chairman of the Company, added, "I am honored to accept the position of Chairman and will continue to work with Dr. Kukes and the Company to execute upon the Company's vision of aggressive growth and creation of value for our shareholders, and I look forward to working with Mr. Evans as the newest addition to our Board."

Dr. Kukes continued, "I would also like to personally thank departing Board members Elizabeth P. Smith and Frank C. Ingriselli, who voluntarily stepped down last week. We are grateful for their contributions to the Company and wish them the best in their future endeavors."

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, andother factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

Pacific Energy Development
1-855-733-3826
PR@pacificenergydevelopment.com

SOURCE: PEDEVCO Corp.